SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


    Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported) July 19, 2006
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                                       FNB United Corp.
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             (Exact Name of Registrant as Specified in its Charter)


            North Carolina             0-13823             56-1456589
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      (State or Other Jurisdiction   (Commission File    (IRS Employer
          of Incorporation)             Number)         Identification No.)


                101 Sunset Avenue, Asheboro, North Carolina 27203
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's Telephone Number, Including Area Code (336) 626-8300
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)
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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17  CFR  240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b)
    under the  Exchange  Act (17 CFR  240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

     As of July 19, 2006, FNB United Corp., a North Carolina corporation and registered bank holding company (the "Registrant"), and its executive officers, including Michael C. Miller, Chairman and President, R. Larry Campbell, Executive Vice President, and Jerry A. Little, Secretary and Treasurer, entered into restricted stock agreements pursuant to which these executive officers were granted awards of restricted stock of the Registrant. Mr. Miller received a grant of 4,000 shares; Mr. Campbell received a grant of 2,500 shares; and Mr. Little received a grant of 2,000 shares. The shares vest over three years with one-third of the awarded shares vesting on the first, second and third anniversaries of the date of the agreement.

     The form of the restricted  stock agreement  described above is attached as
Exhibit 10 to this report on Form 8-K and is incorporated herein by reference.


Item 9.01.  Financial Statements and Exhibits.

Exhibits:

10     Form of restricted stock agreement dated as of July 19, 2006 between the
Registrant and each of Michael C. Miller, R. Larry Campbell and Jerry A. Little.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         FNB UNITED CORP.

Date: July 20, 2006                         By  /s/ Jerry A. Little
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                                               Jerry A. Little
                                               Secretary and Treasurer